VICTORIA BAY ASSET MANAGEMENT, LLC

General Partner of the United States Natural Gas Fund, LP

March 31, 2008

Dear United States Natural Gas Fund, LP Investor,

Enclosed with this letter is your copy of the 2007 financial statements for the United States Natural Gas Fund, LP (ticker symbol "UNG"). We have mailed this statement to all investors in UNG who held shares as of December 31, 2007 to satisfy our annual reporting requirement under federal commodities laws. In addition, we have enclosed a copy of the current United States Natural Gas Fund LP's Privacy Policy. Additional information concerning UNG's 2007 results may be found by referring to the Annual Report on Form 10-K ("Form 10-K"), which has been filed with the Securities and Exchange Commission (the "SEC"). You may obtain a copy of the Form 10-K by going to the SEC's website at **www.sec.gov**, or by going to UNG's own website at **www.unitedstatesnaturalgasfund.com**. You may also call UNG at **1-800-920-0259** to speak to a representative and request additional material, including a current UNG Prospectus.

Victoria Bay Asset Management, LLC is the general partner of the United States Natural Gas Fund, LP. Victoria Bay is also the general partner and manager of several other commodity based exchange traded securities that are structured like UNG. These other funds are referred to in the attached financial statements and include:

United States Oil Fund, LP	(ticker symbol: USO)
United States 12 Month Oil Fund, LP	(ticker symbol: USL)
United States Gasoline Fund, LP	(ticker symbol: UGA)

Information about these other funds is contained within the Annual Report as well as in the current UNG Prospectus. Investors in UNG who wish to receive additional information about these other funds may do so be going to their respective websites.* The websites may be found at:

www.unitedstatesoilfund.com
www.unitedstates12monthoilfund.com
www.unitedstatesgasolinefund.com

You may also call Victoria Bay at **1-800-920-0259** to request additional information.

Thank you for your continued interest in the United States Natural Gas Fund, LP.

Regards,

Nicholas Gerber
President and CEO
Victoria Bay Asset Management, LLC

* This letter is not an offer to buy or sell securities. Investment in any of these other funds is only made by prospectus. Please consult the relevant prospectus for a description of the risks and expenses involved in any such investment.

PRIVACY POLICY
UNITED STATES NATURAL GAS FUND, LP

This privacy policy explains the manner in which United States Natural Gas Fund, LP and its General Partner, Victoria Bay Asset Management, LLC (collectively, the "Partnership") collect, utilize and maintain nonpublic personal information about the Partnership's investors, as required under Federal legislation. This privacy policy applies to nonpublic information of investors who are individuals who obtain financial products or services primarily for personal, family or household purposes. This privacy policy also applies to all U.S. futures commission merchants, commodity trading advisors, commodity pool operators and introducing brokers subject to Federal jurisdiction, regardless of their registration status with the Commodities Futures Trading Commission.

Collection of Investor Information

The Partnership collects personal information about its investors mainly through the following sources:

- Authorized Purchasers, information required in connection with preparing tax filings, trading history, financial information and other information provided by the investor in writing, in person, by telephone, electronically or by any other means. This information includes name, address, nationality, tax identification number, and financial and investment qualifications; and

- Transactions within the Partnership, including account balances, investments and withdrawals.

Disclosure of Nonpublic Personal Information

The Partnership does not sell or rent investor information. The Partnership does not disclose nonpublic personal information about its investors to nonaffiliated third parties or to affiliated entities, except as permitted by law. For example, the Partnership may share nonpublic personal information in the following situations:

- To service providers in connection with the administration and servicing of the Partnership, which may include attorneys, accountants, auditors and other professionals. The Partnership may also share information in connection with the servicing or processing of Partnership transactions;

- To affiliated companies, i.e., any company that controls, is controlled by, or is under common control with the Partnership, in order to provide you with ongoing personal advice and assistance with respect to the products and services you have purchased through the Partnership and to introduce you to other products and services that may be of value to you;

- To respond to a subpoena or court order, judicial process or regulatory authorities;

- To protect against fraud, unauthorized transactions (such as money laundering), claims or other liabilities; and

- Upon consent of an investor to release such information, including authorization to disclose such information to persons acting in a fiduciary or representative capacity on behalf of the investor.

You may opt out of any disclosure we may make of nonpublic personal information to non-affiliated third parties. The Partnership will facilitate your right to opt out of any disclosure through one of the following methods by: (1) designating check-off boxes in a prominent position on the relevant forms with the opt out notice; (2) including a reply form together with the opt out notice; (3) providing an electronic means to opt out, such as a form that can be sent via electronic mail or a process at the Partnership's website, if you agree to the electronic delivery or information; or (4) providing a toll-free telephone number that you may call to opt out.

Protection of Investor Information

The Partnership holds its investor information in the strictest confidence. Accordingly, the Partnership's policy is to require that all employees, financial professionals and companies providing services on its behalf keep client information confidential.

The Partnership maintains safeguards that comply with federal standards to protect investor information. The Partnership restricts access to the personal and account information of investors to those employees who need to know that information in the course of their job responsibilities. Third parties with whom the Partnership shares investor information must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such information physically, electronically and procedurally.

The Partnership's privacy policy applies to both current and former investors. The Partnership would only disclose nonpublic personal information about a former investor to the same extent as for a current investor.

Changes to Privacy Policy

The Partnership may make changes to its privacy policy in the future. The Partnership will not make any change affecting you without first sending you a revised privacy policy describing the change. In any case, the Partnership will send you a current privacy policy at least once a year as long as you continue to be an investor in the Partnership.

UNITED STATES NATURAL GAS FUND, LP
A Delaware Limited Partnership

FINANCIAL STATEMENTS

For the period from April 18, 2007 (commencement of operations) to December 31, 2007 and the period from September 11, 2006 (inception) to December 31, 2006

AFFIRMATION OF THE COMMODITY POOL OPERATOR

To the Unitholders of United States Natural Gas Fund, LP

To the best of the knowledge and belief of the undersigned, the information contained in this Annual Report for the period from April 18, 2007 (commencement of operations) to December 31, 2007 and the period from September 11, 2006 (inception) to December 31, 2006 is accurate and complete.

By: /s/ Nicholas Gerber
Nicholas Gerber
United States Natural Gas Fund, LP
President & CEO of Victoria Bay Asset Management, LLC
(General Partner of United States Natural Gas Fund, LP)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SPICER JEFFRIES LLP
Certified Public Accountants

CERTIFIED PUBLIC ACCOUNTANTS
5251 SOUTH QUEBEC STREET, SUITE 200
GREENWOOD VILLAGE, CO 80111
TELEPHONE: (303) 753-1959
FAX: (303) 753-0338
www.spicerjeffries.com

To the Partners of
United States Natural Gas Fund, LP

We have audited the accompanying statements of financial condition of United States Natural Gas Fund, LP, (the "Fund") as of December 31, 2007 and 2006, including the condensed schedule of investments as of December 31, 2007, and the related statements of operations, changes in partners' capital and cash flows for the period from April 18, 2007 (commencement of operations) to December 31, 2007 and the period from September 11, 2006 (inception) to December 31, 2006. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States Natural Gas Fund, LP as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the period from April 18, 2007 (commencement of operations) through December 31, 2007 and the period from September 11, 2006 (inception) to December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

Spicer Jeffries LLP

Greenwood Village, Colorado
March 20, 2008

United States Natural Gas Fund, LP
Statements of Financial Condition
At December 31, 2007 and 2006

	2007	2006
Assets		
Cash and cash equivalents	$488,067,199	$1,000
Equity in UBS Securities LLC trading accounts:		
Cash	85,115,889	-
Unrealized gain on open commodity futures contracts	20,043,880	-
Interest receivable	690,046	-
Other assets	92,955	-
Total assets	$594,009,969	$1,000
Liabilities and Partners' Capital		
General Partner management fees (Note 3)	$ 264,556	$ -
Accrued Tax Reporting Costs	239,954	-
License Fee Payable	51,560	-
Accrued Directors' Fees	36,118	-
Brokerage commissions payable	22,800	-
Total liabilities	614,988	-
Commitments and Contingencies (Notes 3, 4 and 5)		
Partners' Capital		
General Partner	-	20
Limited Partners	593,394,981	980
Total Partners' Capital	593,394,981	1,000
Total liabilities and partners' capital	$594,009,969	$1,000
Limited Partners' units outstanding	16,400,000	-
Net asset value per unit	$ 36.18	$ -
Market value per unit	$ 36.24	$ -

See accompanying notes to financial statements.

United States Natural Gas Fund, LP
Condensed Schedule of Investments
At December 31, 2007

Open Futures Contracts

	Number of Contracts	Gain on Open Commodity Contracts	% of Partners' Capital
United States Contracts			
Natural Gas Futures contracts, expires February 2008	7,924	$ 20,043,880	3.38
	Cost	**Market Value**	
Cash Equivalents			
United States - Money Market Funds			
Goldman Sachs Financial Square Funds - Government Fund	$ 25,791,412	$ 25,791,412	4.34
Goldman Sachs Financial Square Funds - Treasury Instruments Fund	150,704,628	150,704,628	25.40
	$ 176,496,040	176,496,040	29.74
Cash		311,571,159	52.51
Total cash and cash equivalents		488,067,199	82.25
Cash on deposit with broker		85,115,889	14.34
Other assets and receivables in excess of liabilities		168,013	0.03
Total Partners' Capital		$ 593,394,981	100.00

See accompanying notes to financial statements.

United States Natural Gas Fund, LP
Statements of Operations
For the period from April 18, 2007 (commencement of operations) to December 31, 2007 and the period from September 11, 2006 (inception) to December 31, 2006

	Period from April 18, 2007 to December 31, 2007	Period from September 11, 2006 to December 31, 2006
Income		
Gains (losses) on trading of commodity futures contracts:		
Realized losses on closed positions	$ (39,939,850)	$ -
Change in unrealized gains on open positions	20,043,880	-
Interest income	8,242,264	-
Other income	107,000	-
Total loss	(11,546,706)	-
Expenses		
General Partner management fees (Note 3)	1,239,862	
Brokerage commissions	351,310	
Other expenses	454,149	-
Total expenses	2,045,321	-
Net loss	$ (13,592,027)	$ -
Net loss per limited partnership unit	$ (13.82)	$ -
Net loss per weighted average limited partnership unit	$ (1.78)	$ -
Weighted average limited partnership units outstanding	7,644,574	-

See accompanying notes to financial statements.

United States Natural Gas Fund, LP
Statements of Changes in Partners' Capital
For the period from April 18, 2007 (commencement of operations) to December 31, 2007 and the period from September 11, 2006 (inception) to December 31, 2006

	General Partner	Limited Partners	Total
Balances, at Inception	$ -	$ -	$ -
Initial contribution of capital	20	980	1,000
Balances, at December 31, 2006	20	980	1,000
Addition of 37,900,000 partnership units	-	1,458,786,977	1,458,786,977
Redemption of 21,500,000 partnership units	(20)	(851,800,949)	(851,800,969)
Net loss	-	(13,592,027)	(13,592,027)
Balances, at December 31, 2007	$ -	$ 593,394,981	$ 593,394,981
Net Asset Value Per Unit			
At December 31, 2006	$ -		
At April 18, 2007 (commencement of operations)	$ 50.00		
At December 31, 2007	$ 36.18		

See accompanying notes to financial statements.

United States Natural Gas Fund, LP
Statements of Cash Flows
For the period from April 18, 2007 (commencement of operations) to December 31, 2007 and the period from September 11, 2006 (inception) to December 31, 2006

	Period from April 18, 2007 to December 31, 2007	Period from September 11, 2006 to December 31, 2006
Cash Flows from Operating Activities:		
Net loss	$ (13,592,027)	$ -
Adjustments to reconcile net loss to net cash used in operating activities:		
Increase in commodity futures trading account - cash	(85,115,889)	-
Unrealized gains on futures contracts	(20,043,880)	-
Increase in interest receivable and other assets	(783,001)	-
Increase in management fees payable	264,556	-
Increase in commissions payable	22,800	-
Increase in other liabilities	327,632	-
Net cash used in operating activities	(118,919,809)	-
Cash Flows from Financing Activities:		
Subscription of partnership units	1,458,786,977	1,000
Redemption of partnership units	(851,800,969)	-
Net cash provided by financing activities	606,986,008	1,000
Net Increase in Cash and Cash Equivalents	488,066,199	1,000
Cash and Cash Equivalents, beginning of period	1,000	-
Cash and Cash Equivalents, end of period	$ 488,067,199	$ 1,000

See accompanying notes to financial statements.

United States Natural Gas Fund, LP
Notes to Financial Statements
For the period from April 18, 2007 (commencement of operations) to December 31, 2007 and the period from September 11, 2006 (inception) to December 31, 2006

NOTE 1 - ORGANIZATION AND BUSINESS

United States Natural Gas Fund, LP ("USNG") was organized as a limited partnership under the laws of the state of Delaware on September 11, 2006. USNG is a commodity pool that issues units that may be purchased and sold on the American Stock Exchange (the "AMEX"). USNG will continue in perpetuity, unless terminated sooner upon the occurrence of one or more events as described in its Second Amended and Restated Agreement of Limited Partnership (the "LP Agreement"). The investment objective of USNG is to have the changes in percentage terms of its net asset value reflect the changes in percentage terms of the price of natural gas delivered to the Henry Hub, Louisiana, as measured by the changes in the price of the futures contract on natural gas (the "Benchmark Futures Contract") as traded on the New York Mercantile Exchange (the "NYMEX") that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire, less USNG's expenses. USNG will accomplish its objective through investments in futures contracts for natural gas traded on the NYMEX or other regulated commodity exchanges. USNG may also invest in futures contracts for natural gas, crude oil, heating oil, gasoline and other petroleum-based fuels that are traded on the NYMEX, ICE Futures or other U.S. and foreign exchanges (collectively, "Futures Contracts") and other natural gas-related investments such as cash-settled options on Futures Contracts, forward contracts for natural gas and over-the-counter transactions that are based on the price of natural gas, oil and other petroleum-based fuels, Futures Contracts and indices based on the foregoing (collectively, "Other Natural Gas Related Investments"), if in the opinion of Victoria Bay Asset Management, LLC (the "General Partner") such investments will allow USNG to achieve its investment objective. As of December 31, 2007, USNG held 7,924 Futures Contracts traded on the NYMEX.

USNG commenced operations on April 18, 2007 and has a fiscal year ending on December 31. The General Partner of USNG is responsible for the management of USNG. The General Partner is a member of the National Futures Association (the "NFA") and became a commodity pool operator with the Commodity Futures Trading Commission (the "CFTC") effective December 1, 2005. The General Partner is also the general partner of United States Oil Fund, LP ("USOF"), United States 12 Month Oil Fund, LP ("US12OF") and United States Gasoline Fund, LP ("USG") which listed their units on the AMEX under the ticker symbols "USO" on April 10, 2007, "USL" on December 6, 2007 and "UGA" on February 26, 2008, respectively.

USNG issues limited partnership interests ("units") to certain authorized purchasers ("Authorized Purchasers") by offering baskets consisting of 100,000 units ("Creation Baskets") through ALPS Distributors, Inc. (the "Marketing Agent"). The purchase price for a Creation Basket is based upon the net asset value of a unit determined as of 4:00 p.m. New York time on the day the order to create the basket is properly received. In addition, Authorized Purchasers pay USNG a $1,000 fee for each order to create one or more Creation Baskets. Units can be purchased or sold on a nationally recognized securities exchange in smaller increments than a Creation Basket. Units purchased or sold on a nationally recognized securities exchange are not made at the net asset value of USNG but rather at market prices quoted on such exchange.

In April 2007, USNG initially registered 30,000,000 units on Form S-1 with the Securities and Exchange Commission (the "SEC"). On April 18, 2007, USNG listed its units on the AMEX under the ticker symbol "UNG". On that day, USNG established its initial net asset value by setting the price at $50.00 per unit and issued 200,000 units to the initial Authorized Purchaser, Merrill Lynch Professional Clearing Corp., in exchange for $10,001,000 in cash. As of December 31, 2007, USNG had registered a total of 80,000,000 units. USNG commenced investment operations on April 18, 2007 by purchasing Benchmark Futures Contracts traded on the NYMEX.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities, and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts are reflected in the statement of financial condition and is the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses

between periods are reflected in the condensed statement of operations. USNG earns interest on its assets denominated in U.S. dollars on deposit with the futures commission merchant at the 90-day Treasury bill rate. In addition, USNG earns interest on funds held at the custodian at prevailing market rates earned on such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Income Taxes

USNG is not subject to federal income taxes; each partner reports his/her allocable share of income, gain, loss deductions or credits on his/her own income tax return.

Additions and Redemptions

Authorized Purchasers may purchase Creation Baskets from USNG as of the beginning of each business day based upon the prior day's net asset value. Authorized Purchasers may redeem units from USNG only in blocks of 100,000 units called "Redemption Baskets". The amount of the redemption proceeds for a Redemption Basket will be equal to the net asset value of the units in the Redemption Basket determined as of 4:00 p.m. New York time on the day the order to redeem the basket is properly received.

USNG receives or pays the proceeds from units sold or redeemed one business day after the trade-date of the purchase or redemption. The amounts due from Authorized Purchasers is reflected in USNG's statement of financial condition as receivable for units sold, and amounts payable to Authorized Purchasers upon redemption are reflected as payable for units redeemed.

Partnership Capital and Allocation of Partnership Income and Losses

Profit or loss shall be allocated among the partners of USNG in proportion to the number of units each partner holds as of the close of each month. The General Partner may revise, alter or otherwise modify this method of allocation as described in the LP Agreement.

Calculation of Net Asset Value

USNG calculates net asset value on each trading day by taking the current market value of its total assets, subtracting any liabilities and dividing the amount by the total number of units issued and outstanding. USNG uses the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Net Income (Loss) per Unit

Net income (loss) per unit is the difference between the net asset value per unit at the beginning of each period and at the end of each period. The weighted average number of units outstanding was computed for purposes of disclosing net loss per weighted average unit. The weighted average units are equal to the number of units outstanding at the end of the period, adjusted proportionately for units redeemed based on the amount of time the units were outstanding during such period. There were no units held by the General Partner at December 31, 2007.

Offering Costs

Offering costs incurred in connection with the registration of additional units after the initial registration of units are borne by USNG. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated therewith. These costs will be accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight line basis or a shorter period if warranted.

Cash Equivalents

Cash and cash equivalents include money market portfolios and overnight time deposits with original maturity dates of three months or less.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires USNG's management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

NOTE 3 - FEES PAID BY THE FUND AND RELATED PARTY TRANSACTIONS

General Partner Management Fee

Under the LP Agreement, the General Partner is responsible for investing the assets of USNG in accordance with the objectives and policies of USNG. In addition, the General Partner has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to USNG. For these services, USNG is contractually obligated to pay the General Partner a fee, which is paid monthly and based on average daily net assets, that is equal to 0.60% per annum on average net assets of $1,000,000,000 or less and 0.50% per annum on average daily net assets that are greater than $1,000,000,000.

Ongoing Registration Fees and Other Offering Expenses

USNG pays all costs and expenses associated with the ongoing registration of units subsequent to the initial offering. These costs include registration or other fees paid to regulatory agencies in connection with the offer and sale of units, and all legal, accounting, printing and other expenses associated with such offer and sale. For the period from April 18, 2007 to December 31, 2007, USNG incurred $41,980 in registration fees and other offering expenses.

Director's Fees

USNG is responsible for paying the fees and expenses, including directors' and officers' liability insurance, of the independent directors of the General Partner who are also audit committee members. USNG shares these fees with USOF and US12OF based on the relative assets of each fund, computed on a daily basis. These fees for calendar year 2007 amounted to a total of $286,000 for all of the funds.

Licensing Fees

As discussed in Note 4, USNG entered into a licensing agreement with the NYMEX on May 30, 2007. The agreement has an effective date of April 10, 2006. Pursuant to the agreement, USNG and the affiliated funds managed by the General Partner pay a licensing fee that is equal to 0.04% for the first $1,000,000,000 of combined assets of the funds and 0.02% for combined assets above $1,000,000,000. For the period ended December 31, 2007, USNG incurred $81,317 under this arrangement.

Investor Tax Reporting Cost

The fees and expenses associated with USNG's tax accounting and reporting requirements, with the exception of certain initial implementation service fees and base service fees which are borne by the General Partner, are paid by USNG. These costs are estimated to be $450,000 for the period from April 18, 2007 to December 31, 2007.

Other Expenses and Fees

In addition to the fees described above, USNG pays all brokerage fees, taxes and other expenses in connection with the operation of USNG, excluding costs and expenses paid by the General Partner as outlined in Note 4.

NOTE 4 - CONTRACTS AND AGREEMENTS

USNG is party to a marketing agent agreement, dated as of April 17, 2007, with the Marketing Agent, whereby the Marketing Agent provides certain marketing services for USNG as outlined in the agreement. The fees of the Marketing Agent, which are borne by the General Partner, include the following fee: 0.06% on USNG's assets up to $3 billion; and 0.04% on USNG's assets in excess of $3 billion.

The above fees do not include the following expenses, which are also borne by the General Partner: the cost of placing advertisements in various periodicals; web construction and development; or the printing and production of various marketing materials.

USNG is also party to a custodian agreement, dated January 12, 2007, with Brown Brothers Harriman & Co. ("BBH&Co."), whereby BBH&Co. holds

investments on behalf of USNG. The General Partner pays the fees of the custodian, which shall be determined by the parties from time to time. In addition, USNG is party to an administrative agency agreement dated, March 5, 2007, with the General Partner and BBH&Co., whereby BBH&Co. acts as the administrative agent, transfer agent and registrar for USNG. The General Partner also pays the fees of BBH&Co. for its services under this agreement and such fees will be determined by the parties from time to time.

Currently, the General Partner pays BBH&Co. for its services, in the foregoing capacities, the greater of a minimum of $125,000 annually or an asset-based charge of (a) 0.06% for the first $500 million of USNG's, USOF's, US12OF's and USG's combined net assets, (b) 0.0465% for USNG's, USOF's, US12OF's and USG's combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% for USNG's, USOF's, US12OF's and USG's combined net assets in excess of $1 billion. The General Partner also pays a $25,000 annual fee for the transfer agency services and transaction fees ranging from $7.00 to $15.00 per transaction.

USNG invests primarily in Futures Contracts traded on the NYMEX. On May 30, 2007, USNG and the NYMEX entered into a license agreement whereby USNG was granted a non-exclusive license to use certain of the NYMEX's settlement prices and service marks. The agreement has an effective date of April 10, 2006. Under the license agreement, USNG and the affiliated funds managed by the General Partner pay the NYMEX an asset-based fee for the license, the terms of which are described in Note 3.

USNG expressly disclaims any association with the NYMEX or endorsement of USNG by the NYMEX and acknowledges that "NYMEX" and "New York Mercantile Exchange" are registered trademarks of the NYMEX.

USNG has entered into a brokerage agreement with UBS Securities LLC ("UBS Securities"). The agreement requires UBS Securities to provide services to USNG in connection with the purchase and sale of Futures Contracts and Other Natural Gas Related Investments that may be purchased and sold by or through UBS Securities for USNG's account. The agreement provides that UBS Securities charge USNG commissions of approximately $7 per round-turn trade, plus applicable exchange and NFA fees for Futures Contracts and options on Futures Contracts.

NOTE 5 - FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

USNG engages in the speculative trading of Futures Contracts and options on Futures Contracts (collectively, "derivatives"). USNG is exposed to both market risk, which is the risk arising from changes in the market value of the contracts, and credit risk, which is the risk of failure by another party to perform according to the terms of a contract.

All of the contracts currently traded by USNG are exchange-traded. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with over-the-counter transactions since, in over-the-counter transactions, USNG must rely solely on the credit of their respective individual counterparties. However, in the future, if USNG were to enter into non-exchange traded contracts, it would be subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any. USNG also has credit risk since the sole counterparty to all domestic and foreign futures contracts is the exchange clearing corporation. In addition, USNG bears the risk of financial failure by the clearing broker.

The purchase and sale of futures and options on Futures Contracts require margin deposits with a futures commission merchant. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a futures commission merchant to segregate all customer transactions and assets from the futures commission merchant's proprietary activities.

USNG's cash and other property, such as U.S. Treasury Bills, deposited with a futures commission merchant are considered commingled with all other customer funds subject to the futures commission merchant's segregation requirements. In the event of a futures commission merchant's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

USNG invests its cash in money market funds that seek to maintain a stable net asset value. USNG is exposed to any risk of loss associated with an investment in these money market funds. As of December 31, 2007 and 2006 USNG had deposits in domestic financial institutions in the amount of $396,687,048 and $1,000, respectively. This amount is subject to loss should these institutions cease operations.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, USNG is exposed to a market risk equal to the value of Futures Contracts purchased and unlimited liability on such contracts sold short. As both a buyer and a seller of options, USNG pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.

USNG's policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, USNG has a policy of requiring review of the credit standing of each broker or counterparty with which it conducts business.

The financial instruments held by USNG are reported in its statement of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

Goldman, Sachs & Co. ("Goldman Sachs") sent USOF a letter on March 17, 2006, providing USOF and the General Partner notice under 35 U.S.C. Section 154(d) of two pending United States patent applications, Publication Nos. 2004/0225593A1 and 2006/0036533A1. Both patent applications are generally directed to a method and system for creating and administering a publicly traded interest in a commodity pool. In particular, the Abstract of each patent application defines a means for creating and administering a publicly traded interest in a commodity pool that includes the steps of forming a commodity pool having a first position in a futures contract and a corresponding second position in a margin investment, and issuing equity interests of the commodity pool to third party investors. Subsequently, two U.S. patents were issued; the first, patent number US7,283,978B2, was issued on October 16, 2007, and the second, patent number US7,319,984B2, was issued on January 15, 2008.

Preliminarily, USOF's management is of the view that the structure and operations of USOF and its affiliated commodity pools do not infringe these patents. USOF is also in the process of reviewing prior art (prior structures and operations of similar investment vehicles) that may invalidate one or more of the claims in these patents. In addition, USOF has retained patent counsel to advise it on these matters and is in the process of obtaining their opinions regarding the non-infringement of each of these patents by USOF and/or the patents' invalidity based on prior art. If the patents were alleged to apply to USOF's structure and/or operations, and are found by a court to be valid and infringed, Goldman Sachs may be awarded significant monetary damages and/or injunctive relief. See "USNG's Operating Risks — Third parties may infringe upon or otherwise violate intellectual property rights or assert that the General Partner has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention."

NOTE 6 - FINANCIAL HIGHLIGHTS

The following table presents per unit performance data and other supplemental financial data for the period from April 18, 2007 (commencement of operations) to December 31, 2007 and the period from September 11, 2006 (inception) to December 31, 2006 for the limited partners. This information has been derived from information presented in the condensed financial statements.

	For the period from April 18, 2007 to December 31, 2007	For the period from September 11, 2006 to December 31, 2006
Per Unit Operating Performance:		
Net asset value, beginning of period	$ 50.00	$ -
Total loss	(13.55)	-
Total expenses	(0.27)	-
Net decrease in net asset value	(13.82)	-
Net asset value, end of period	$ 36.18	$ -
Total Return	(27.64)%	-%
Ratios to Average Net Assets (annualized)		
Total loss	(5.59)%	-%
Expenses excluding management fees	(0.39)%	-%
Management fees	(0.60)%	-%
Net loss	(6.58)%	-%

Total returns are calculated based on the change in value during the period. An individual limited partner's total return and ratio may vary from the above total returns and ratios based on the timing of contributions to and withdrawals from USNG.

NOTE 7- QUARTERLY FINANCIAL DATA (UNAUDITED)

The following summarized (unaudited) quarterly financial information presents the results of operations and other data for three-month periods ended March 31, June 30, September 30 and December 31, 2007 and 2006.

	First Quarter 2007	Second Quarter 2007	Third Quarter 2007	Fourth Quarter 2007
Total Income (Loss)	$ -	$ (7,658,968)	$ 8,655,926	$ (12,543,664)
Total Expenses	-	79,457	621,505	1,344,359
Net Income (Loss)	$ -	$ (7,738,425)	$ 8,034,421	$ (13,888,023)
Net Income (Loss) per Unit	$ -	$ (6.51)	$ (5.28)	$ (2.03)

	First Quarter 2006	Second Quarter 2006	Third Quarter 2006	Fourth Quarter 2006
Total Income (Loss)	$ -	$ -	$ -	$ -
Total Expenses	-	-	-	-
Net Income (Loss)	$ -	$ -	$ -	$ -
Net Income (Loss) per Unit	$ -	$ -	$ -	$ -